UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K filed on October 17, 2005

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

(Date of earliest event reported): October 12, 2005

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 333-67232

11-3618510
(I.R.S. Employer Identification Number)

C/O Swiftnet Limited
Britannia House, 960 High Road
London N12 9RY, United Kingdom
(Address of principal executive offices) (Zip Code)

011.44.8451087777
(Registrant’s telephone number, including area code)

Copies to:
Gersten Savage LLP
Arthur S. Marcus, Esq.
600 Lexington Avenue
New York, NY 10022
Phone: (212) 752-9700
Fax: (212) 980-5192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously disclosed on Form 8-K filed on August 31, 2005, the Registrant had announced the signing on August 26, 2005, of an Agreement and Plan of Merger (the "Merger Agreement") to acquire I-55 Telecommunications, LLC ("I-55 Telecommunications"). On September 13, 2005, the Registrant filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the Merger Agreement. Further, on October 17, 2005, the Registrant filed a Form 8-K announcing that as part of the Registrant's intention to continue on with the transaction contemplated by the Merger Agreement, the Registrant and I-55 Telecommunications have executed on October 12, 2005 a Management Agreement (the “Management Agreement”).

Due to a mistake, the October 17, 2005 Form 8-K made reference to the form of management agreement attached as Exhibit C to the Merger Agreement, previously filed on Form 8-K on August 31, 2005, rather than to the final executed agreement.

Attached to this Form 8-K/A, as Exhibit 10.65, is the final executed Management Agreement.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

EXHIBITS

Exhibit 10.65     Management Agreement dated October 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: January 12, 2006	By:	/s/ Guy Nissenson
Guy Nissenson
President & Chief Executive Officer